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                                                                   EXHIBIT 10.21


                           THIRD AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      This THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is entered into as of the 5th day of October 2000 by and among (i) NEXTRON COMMUNICATIONS, INC., a California corporation (the "Company"), (ii) the purchaser of the Company's Series B Preferred Stock ("Series B Preferred Stock) set forth on Exhibit A attached hereto, (iii) the purchaser of the Company's Series C Preferred Stock ("Series C Preferred Stock") set forth on Exhibit B attached hereto, (iv) purchaser of the Company's Series D Preferred Stock ("Series D Preferred Stock") set forth on Exhibit C attached hereto and (v) the holders of the Company's warrants for the purchase of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock ("Warrants") set forth on Exhibit D attached hereto. The purchasers of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the holders of Warrants shall be referred to hereinafter as the "Purchasers" and each individually as a "Purchaser".

                              W I T N E S S E T H :

                                    RECITALS:

      WHEREAS, the Company granted registration rights to certain of the Purchasers pursuant to that certain Second Amended and Restated Investors' Rights Agreement, dated as of March 9, 2000 (the "Second Amended Agreement"), by and among the Company and the Purchasers party thereto;

      WHEREAS, the Company issued additional shares of Series B Preferred Stock to Safeguard Scientifics, Inc., a Delaware corporation ("Safeguard") and one of the Purchasers, pursuant to the terms of that certain Conversion Agreement, dated as of November 24, 1999, by and between the Company and Safeguard and that certain Conversion Agreement, dated as of July 31, 2000, by and among the Company and Safeguard;

      WHEREAS, the Company issued shares of Series D Preferred Stock to Safeguard pursuant to the terms of Series D Preferred Stock Purchase Agreement, dated as of the date hereof, by and between the Company and Safeguard;

      WHEREAS, the Company issued Warrants for the purchase of Series D Preferred Stock to Safeguard pursuant to the terms of the Warrant Purchase Agreement, dated as the date hereof, by and between the Company and Safeguard;

      WHEREAS, the Company agreed to grant the registration rights, information rights and other rights as set forth below with respect to the shares of Series B Preferred Stock and Series D Preferred Stock and Warrants for the purchase of Series D Preferred Stock described above;

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      WHEREAS, holders of Warrants set forth on Exhibit C attached hereto that were not parties to the Second Amended Agreement are entitled to the registration rights, information rights and other rights set forth below; and

      WHEREAS, the Company and the other parties to the Second Amended Agreement are willing to amend the Second Amended Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, THE PARTIES AGREE AS FOLLOWS:

      SECTION 1. GENERAL

      1.1 Amendment and Restatement Second Amended Agreement. All of the undersigned parties who were party to the Second Amended Agreement and who constitute the requisite parties to amend the Second Amended Agreement hereby
(i) waive any right of first refusal, preemptive right or other rights thereunder, on behalf of themselves and all others, and (ii) agree that the Second Amended Agreement is null and void and superseded in all respects by this Agreement.

      1.2 Definitions.

      "Closing Date" shall mean the dates on which Purchasers of Preferred Shares purchased such Preferred Shares or the dates on which holders of Warrants were issued such Warrants, as the case may be.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

      "Preferred Shares" shall mean the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company outstanding from time to time.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

2.    REGISTRATION RIGHTS

      2.1 Definitions. As used in this Section 2, the following terms shall have the following respective meanings:

            (a) The terms "register," "registered" and "registration" refer to a


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registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (b) The term "Registrable Securities" means (i) any and all of the Common Stock issued upon conversion of the Preferred Shares or issued pursuant to the exercise of the Warrants or conversion of the Preferred Shares underlying the Warrants, (ii) Common Stock issued in lieu of the stock referred to in (i) above in any reorganization and which has not been sold to the public, or (iii) Common Stock issued in respect of the stock referred to in (i) above as a result of a stock split, stock dividend, recapitalization or the like, which have not been sold to the public. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under this Section 2 hereof are not assigned.

            (c) The terms "Holder" or "Holders" means any person or persons to whom Registrable Securities were originally issued or qualifying transferees under Section 2.9 hereof who hold Registrable Securities and for purposes of any registration under Sections 2.2.

      2.2 Company Registration.

            (a) Participation in Company Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders (other than a registration relating to employee stock option or purchase plans, or a registration on SEC Form S-1 relating to an SEC Rule 145 transaction, or a registration on any form other than SEC Forms S-1, S-2 or S-3, or their successor forms or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) the Company will:

                  (1) promptly give to each Holder written notice thereof; and

                  (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in this Section 2.2) below.

            (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(1). In such event the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.


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All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, the Holders hereby agree that (i) in an initial public offering, the Registrable Securities shall be excluded entirely from such registration and underwriting, and the Holders hereby expressly waive any rights to such registration that such Holders may have hereunder or under any other agreement and (ii) in any public offering following an initial public offering, the underwriter may limit the number of Registrable Securities to an amount equal to 33% of the Common Stock to be included in such registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among Holders requesting registration in proportion as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice pursuant to
Section 2.2(a)(1) above, subject to the provisions of this Section 2.2(b). If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      2.3 Lock-Up Provision. Upon receipt of a written request by the Company or by its underwriters, the Holders agree not to sell, sell short, grant an option to buy, or otherwise dispose of their shares of Common Stock issued or issuable upon conversion of the Preferred Shares for 180 days after the date of the effectiveness of the registration statement covering the Company's securities, provided that the Company's officers, directors and holders of 1% or more of the Company's outstanding shares including shares of Common Stock issued or issuable upon exercise or conversion of outstanding shares of capital stock of the Company or any security exercisable or convertible into such capital stock, enter into similar agreements not to dispose of their shares during the same time period.

      2.4 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

            (a) The Company shall not be required to pay fees or disbursements of legal counsel of the Holders other than one special counsel to represent all Holders to be selected by a majority of the Holders participating in the registration.

            (b) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.


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      All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Holders participating in the offering (and the Company, if it is selling securities in the offering) on the basis of the number of shares registered.

      2.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in Section 2.4, at its expense, the Company will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

      2.6 Indemnification.

            (a) The Company will indemnify each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or


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compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder shall be liable under this Section 2.6 shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

            (c) Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

      2.8 Rule 144 Reporting. With a view to making available to Holders the


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benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

            (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

            (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

      2.9 Transfer of Registration Rights. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under this Section 2, may be assigned to a transferee or assignee of not less than 20% of the shares of a Holder's Registrable Securities or securities convertible into Registrable Securities not sold to the public; provided, however, that the restrictions set forth in this Section 2.9 shall not apply to transfer of registration rights by a Purchasers that is a partnership to a partner of such partnership or a former partner of such partnership who leaves such partnership after the Closing Date, or to the estate of any such partner or former partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors so long as the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and such transferee has agreed to comply with the obligations of this Section 2.

      2.10 Termination of Registration Rights. The registration rights contained in Sections 2.2 shall terminate at the earlier of (i) six years after the Closing Date or (ii) as to each Holder, at such time as such Holder is eligible to sell all their shares then held in any six-month period under SEC Rule 144.

      2.11 Waivers and Amendments. With the written consent of the record or beneficial holders of more than 50% of the Registrable Securities, the obligations of the


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Company and the rights of the Holders of the Registrable Securities under this
Section 2 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Section 2; provided, however, that no such modification, amendment or waiver shall reduce the percentage of Registrable Securities required to amend or modify this Section 2 unless the consent of all of the Holders of the Registrable Securities has been obtained. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. Except to the extent provided in this Section 2.11, this
Section 2 may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      3. CHANGE IN COMPANY'S CAPITAL STRUCTURE. Appropriate adjustments shall be made in the number, exercise price and class of shares in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which Founders and/or the Purchasers are entitled by reason of its or their ownership of the stock shall be immediately subject to the rights set forth in Sections 3 and/or 4 with the same force and effect as the stock subject to such rights immediately before such event.

      4. NOTICES. Any notice required or permitted by any provision of this Agreement shall be given in writing, and shall be delivered either personally or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office, (ii) in the case of any Purchaser which or who is an original party to this Agreement at the address of such Purchaser as set forth in the records of the Company or such other address for such Purchasers as shall be designated in writing from time to time by such Purchasers; and (iii) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time.

      5. BINDING EFFECT. This Agreement and each and every term, covenant and condition thereof, including all restrictions herein contained upon the sale, transfer, assignment or other disposition or encumbrance of stock, shall be binding upon and inure to the benefit of the transferees, legatees, donees, heirs, executors, administrators, personal representatives, successors and assigns of each of the parties.

      6. WAIVERS; AMENDMENTS. With the written consent of the record holders of more than 50% of the Registrable Securities, the obligations of the Company


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and the rights of each Purchasers under this Agreement may be waived or amended
(either generally or in a particular instance); provided, however, that no such waiver or amendment shall reduce the aforesaid percentage of Preferred Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record holders of all of the Preferred Shares; provided, further, no amendment or waiver which has an adverse effect on any Holder shall be effective as to such Holder without their prior written consent. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the record holders of the Preferred Shares who have not previously consented thereto in writing. Except to the extent provided in this Section 6, this Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

      7. ENTIRE AGREEMENT. This instrument contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements with respect to such subject matter. Without limiting the generality of the foregoing, the provisions of this Agreement supercede the provisions of
Section 3.5 of the Warrant to Purchase Stock, dated September 24, 1999, issued by the Company to Bank of America, N.A., and such provisions shall be of no further force or effect.

      8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, as such laws are applied to agreements between California residents entered into and to be performed entirely with the State of California.

      9. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision.

      10. SUCCESSORS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefits of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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      IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.

      NEXTRON, INC.


      By
         -------------------------------------
         Jeffrey M. Tablak
         President and Chief Executive Officer

      IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.

      SAFEGUARD SCIENTIFICS, INC.


      By
         -------------------------------------
         Craig J. London
         Vice President and General Manager

      IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.


      --------------------------------
      Ronald Heineman, as trustee
      under the Voting Trust Agreement
      dated as of February 25, 2000

      IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.

      SECURITY CAPITAL TRADING, INC.


      By
         -------------------------------------
         Name:
         Title:

      IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.


      ------------------------------------
      Ronald Heineman

      IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.

      BANK OF AMERICA, N.A.


      By
         -------------------------------------
         Name:
         Title:

      IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.

      US WEST DEX HOLDINGS, INC.


      By
         -------------------------------------
         Name:
         Title:

      IN WITNESS WHEREOF, this Agreement has been duly executed effective as of the date and year first above written.

      SAFEGUARD 2000 CAPITAL, L.P.

      By Safeguard Securities, Inc.,
         its General Partner


      By
         -------------------------------------
         Name:
         Title:

                                                                       Exhibit A

                    Purchasers of Series B Preferred Stock

Safeguard Scientifics, Inc.

                                                                       Exhibit B

                    Purchasers of Series C Preferred Stock

Ronald Heineman, as trustee under the Voting Trust Agreement, dated as of February 25, 2000, for the benefit of the holders of Voting Trust Certificates issued thereunder

                                                                       Exhibit C

                    Purchasers of Series D Preferred Stock

Safeguard 2000 Capital, L.P.

                                                                       Exhibit D

                               Holders of Warrants

Safeguard Scientifics, Inc.

Ronald Heineman

Bank of America, N.A.

US West Dex Holdings, Inc.

Safeguard 2000 Capital, L.P.